As filed with the Securities and Exchange Commission
                      on September 11, 1997

                                        Registration Nos. 333-33955
                                                       333-33955-01

===================================================================


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                     -------------------------


                          AMENDMENT NO. 1
                                to
                             FORM S-4
                      REGISTRATION STATEMENT
                               Under
                    THE SECURITIES ACT OF 1933


                     -------------------------

  GREENPOINT FINANCIAL CORP.         GREENPOINT CAPITAL TRUST I
 (Exact name of registrant          (Exact name of registrant as
 as specified in its charter)     specified in its Trust Agreement)

          Delaware                             Delaware
(State or other jurisdiction of   (State or other jurisdiction of
 incorporation or organization)    incorporation or organization)

            6712                                 6799
(Primary Standard Industrial         (Primary Standard Industrial
 Classification Code Number)          Classification Code Number)

         06-1379001                           13-7124901
      (I.R.S. Employer                     (I.R.S. Employer
     Identification No.)                   Identification No.)

  GreenPoint Financial Corp.        c/o GreenPoint Financial Corp.
        90 Park Avenue                      90 Park Avenue
   New York, New York 10016           New York, New York 10016
        (212) 834-1711                     (212) 834-1711
(Address, including zip code,      (Address, including zip code,
 code, and telephone number,        code, and telephone number,
   including area code, of            including area code, of
    registrant's principal             registrant's principal
     executive offices)                  executive offices)

                     -------------------------

                         Howard C. Bluver
             Senior Vice President and General Counsel
                    GreenPoint Financial Corp.
                          90 Park Avenue
                     New York, New York 10016
                          (212) 834-1724
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          With a copy to:
                     Kenneth L. Bachman, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                        1752 N Street, N.W.
                      Washington, D.C. 20036
                          (202) 728-2765

      Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.


                     --------------------

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER
AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===================================================================

                         CROSS-REFERENCE SHEET
   Pursuant to Item 501(b) of Regulation S-K showing location in the Prospectus of Information Required by Items
                           in Form S-4

    Item                                Location in Prospectus
    ----                                ----------------------
1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus .........  Facing Page of the Registration
                                        Statement; Cross Reference
                                        Sheet; Outside Front Cover Page
                                        of Prospectus

2.  Inside Front and Outside Back
    Cover Pages of Prospectus ........  Available Information; Outside
                                        Back Cover of Prospectus

3.  Risk Factors, Ratio of Earnings
    to Fixed Charges and Other
    Information ......................  Summary; Risk Factors; Ratio
                                        of Earnings to Combined
                                        Fixed Charges and Preferred
                                        Stock Dividends; The Trust;
                                        Selected Financial Data

4.  Terms of the Transaction .........  Summary; Risk Factors; The
                                        Exchange Offer; Description
                                        of Capital Securities;
                                        Description of Junior
                                        Subordinated Debentures;
                                        Description of Guarantee;
                                        Relationship Among the
                                        Capital Securities, the Junior
                                        Subordinated Debentures and
                                        the Guarantee; Plan of Distri-
                                        bution; Certain Federal Income
                                        Tax Consequences

5.  Pro Forma Financial Information ..  Not Applicable


6.  Material Contracts with the
    Company being Acquired ...........  Not Applicable

7.  Additional Information required
    for Reoffering by Persons and
    Parties Deemed to be
    Underwriters .....................  Not Applicable


8.  Interests of Named Experts
    and Counsel ......................  Not Applicable

9.  Disclosure of Commission
    Position on Indemnification
    for Securities Act
    Liabilities.... ..................  Not Applicable

10. Information with Respect
    to S-3 Registrants ...............  Not Applicable

11. Incorporation of Certain
    Information by Reference .........  Available Information; Incorpor-
                                        ation of Certain Information
                                        by Reference

12. Information with Respect
    to S-2 or S-3 Registrants ........  Not Applicable

13. Incorporation of Certain
    Information by Reference .........  Not Applicable

14. Information with Respect to
    Registrants Other than S-3
    or S-2 Registrants ...............  Not Applicable

15. Information with Respect to
    S-3 Companies ....................  Not Applicable

16. Information with Respect to
    S-2 or S-3 Companies .............  Not Applicable

17. Information with Respect to
    Companies Other Than S-3 or
    S-2 Companies ....................  Not Applicable

18. Information if Proxies,
    Consents or Authorizations
    Are To Be Solicited ..............  Not Applicable

19. Information if Proxies,
    Consents or Authorizations
    Are Not To Be Solicited or
    in an Exchange Offer .............  Description of Junior Subordi-
                                        nated Debentures; Description
                                        of Guarantee; Relationship Among
                                        the Capital Securities, the
                                        Junior Subordinated Debentures
                                        and the Guarantee; Summary; The
                                        Exchange Offer; Description of
                                        Capital Securities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



          SUBJECT TO COMPLETION, DATED SEPTEMBER   , 1997



PROSPECTUS
----------
$200,000,000

                    GREENPOINT CAPITAL TRUST I

     Offer to exchange its 9.10% Subordinated Capital Income
    Securities which have been registered under the Securities
          Act of 1933 for any and all of its outstanding
           9.10% Subordinated Capital Income Securities

         (Liquidation Amount $1,000 per Capital Security)
           Fully and Unconditionally Guaranteed to the
                   extent set forth herein by

                    GREENPOINT FINANCIAL CORP.


      The Exchange Offer and Withdrawal Rights will expire at 5:00 p.m., New York City time, on October 13, 1997, unless extended


                       --------------------

      GreenPoint Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate liquidation amount of its 9.10% Subordinated Capital Income Securities, liquidation amount $1,000 per Capital Security (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 9.10% Subordinated Capital Income Securities, liquidation amount $1,000 per Capital Security (the "Old Capital Securities"), of which $200,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, GreenPoint Financial Corp., a Delaware corporation (the "Company"), is also exchanging (i) its guarantee with respect to the payment of distributions and other payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee"), and (ii) all of its outstanding 9.10% Junior Subordinated Debentures due 2027 (the "Old Junior Subordinated Debentures"), of which $206,185,567 aggregate principal amount is outstanding, for a like aggregate principal amount of its 9.10% Junior Subordinated Debentures due 2027 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

                       --------------------


      SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS
FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE NEW
SECURITIES.


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       --------------------


         The date of this Prospectus is September  , 1997

(continued from cover page)

    The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Capital Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement, dated June 3, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and Lehman Brothers Inc., as representative of the Initial Purchasers (as defined herein) of the Old Capital Securities.
In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together with the New Capital Securities issued in the Exchange Offer as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

    The Old Capital Securities and the New Capital Securities are collectively referred to herein as the "Capital Securities." The Old Capital Securities represent, and the New Capital Securities when issued will represent, undivided beneficial interests in the assets of the Trust. The Company owns all of the common securities of the Trust (the "Common Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Common Securities and the Capital Securities (together, the "Trust Securities") and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein) and certain other limited activities described herein.

    The Old Junior Subordinated Debentures and the New Junior Subordinated Debentures are collectively referred to herein as the "Junior Subordinated Debentures" and the Old Guarantee and the New Guarantee are collectively referred to herein as the "Guarantee."

    Holders of the Capital Securities are or will be, as the case may be, entitled to receive cumulative cash distributions accruing from June 3, 1997, the date of original issuance of the Old Capital Securities, and payable semi-annually in arrears on the 1st day of December and June of each year, commencing
December 1, 1997, at the annual rate of 9.10% of the liquidation amount of $1,000 per Capital Security ("Distributions"). The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of the Trust. The Company will guarantee the payment of Distributions and payments on liquidation of the Trust or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the Indenture (as defined herein), including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of June 30, 1997, the Company had approximately $236 million aggregate principal amount of Indebtedness outstanding, and the Company's subsidiaries had approxi-mately $507 million of indebtedness and other liabilities. The terms of the Junior Subordinated Debentures place no limitation on the amount of Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations of the Company's subsidiaries. See "Description of Junior Subordinated Debentures
-- Subordination."

    The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. If interest payments on the Junior Subordinated Debentures are so deferred, distributions on the Capital Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plans, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 9.10% per annum, compounded semi-annually to the extent permitted by applicable law, and holders of the Capital Securities will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash related to such interest income. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

    The Junior Subordinated Debentures are not redeemable prior to June 1, 2007 unless a Special Event (as defined herein) has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior regulatory approval (i) on or after June 1, 2007, in whole or in part, at a redemption price equal to 104.4790% of the principal amount thereof on June 1, 2007, declining ratably on each June 1 thereafter to 100% on or after June 1, 2017, plus the accrued and unpaid interest thereon, or
(ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event, at a redemption price equal to the greater of (a) 100% of the principal amount thereof or (b) as determined by a Quotation Agent (as hereinafter defined), the sum of the present values of the principal amount and premium payable with respect to an optional redemption of such Junior Subordinated Debentures on June 1, 2007, together with scheduled payments of interest from the prepayment date to June 1, 2007, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued interest thereon to the date of prepayment, in each case subject to the further conditions described under "Description of Junior Subordinated Debentures --Redemption." The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption, in an amount equal to the amount of related Junior Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such Junior Subordinated Debentures, in each case plus accumulated and unpaid Distributions thereon to the date of redemption.

    The Company will have the right, at any time, subject to the receipt of any necessary prior regulatory approval, to dissolve the Trust and, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. See "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of Junior Subordinated Debentures."

    In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the Capital Securities will be entitled to receive a liquidation amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures as described above. If such liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the Capital Securities will have a priority over the Common Securities. See "Description of Capital Securities -- Liquidation Distribution Upon Dissolution."

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company and the Trust believe that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Trust as defined in Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement or understanding with any person to participate in the distribution of such New Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Company and the Trust that:
(i) it is not an affiliate of the Company or the Trust (as defined in Rule 405 under the Securities Act); (ii) any New
Capital Securities to be received by it are being acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital

Securities and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Capital Securities.

    Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    In that regard, each Exchanging Dealer (as defined herein) who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or by delivery of an Agent's Message (as defined herein), that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer, or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

    Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. The New Capital Securities will not be listed on a securities exchange and there can be no assurance as to the development or liquidity of any market for the New Capital Securities.

    Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN
IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY

BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


    Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on October 13, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part. The Company has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer --Fees and Expenses." The New Capital Securities will pay cumulative distributions from the most recent Distribution Payment Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from June 3, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such distributions have been paid or duly provided for, from and after June 3, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of September 12, 1997.


    Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY OR THE TRUST ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CAPITAL SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    EACH EMPLOYEE BENEFIT OR OTHER PLAN OR INDIVIDUAL RETIREMENT ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND EACH PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, IF SUCH PURCHASE OR HOLDING IS ELIGIBLE FOR THE EXEMPTIVE RELIEF PROVIDED BY U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE
EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING, ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (A) THE PURCHASER AND HOLDER IS NOT A PLAN OR A PLAN

ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON
BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) THE PURCHASE AND HOLDING OF THE CAPITAL SECURITIES IS ELIGIBLE FOR THE EXEMPTIVE RELIEF PROVIDED BY PTCE 96-23, 95-60, 91- 38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING. SEE "TRANSFER RESTRICTIONS" AND "ERISA CONSIDERATIONS."

                       AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding the Company. In addition, such reports, proxy statements and other information can be inspected at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the common stock of the Company is listed.

    This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

    No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Capital Securities because (i) all of the Common Securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust is a newly formed special purpose entity, has no operating history or independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and (iii) the obligations of the Trust under the Capital Securities are guaranteed by the Company to the extent described herein. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30,

1997, previously filed by the Company with the Commission, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

      Each document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.


      THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY AND ALL OF THE DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM GREENPOINT FINANCIAL CORP., ATTN. CHIEF FINANCIAL OFFICER, 90 PARK AVENUE, NEW YORK, NEW YORK 10016, TELEPHONE (212) 834-1711. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 6, 1997, FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                              SUMMARY

      This summary is qualified by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

                            The Company

      The Company is a bank holding company organized under the laws of the state of Delaware and registered under the Bank Holding Company Act of 1956. The Company provides a variety of financial services, primarily through its bank subsidiary, GreenPoint Bank, a New York State chartered savings bank (the "Bank") and the Bank's wholly owned subsidiary, GreenPoint Mortgage Corp. ("GPMC"), a national home mortgage lender headquartered in Charlotte, North Carolina.

      The Bank is supervised and examined by the New York State Superintendent of Banks and the Federal Deposit Insurance Corporation. The Bank operates 74 full-service branches in the greater metropolitan New York City area. The Bank attracts retail deposits from the public and invests those deposits, together with funds generated from operations, in mortgage loans and marketable securities. Its revenues are derived principally from interest on its loan portfolio and investment securities.

      Through the Bank and GPMC, the Company is primarily engaged in mortgage lending in New York and across the nation. The Company originates both adjustable-rate mortgage and fixed-rate loans, primarily through a network of mortgage brokers, mortgage bankers, attorneys and other real estate professionals and to a lesser extent, from customers and members of the local communities in the Company's lending area. The Company specializes in a limited documentation mortgage loan product ("No Doc" and "Low Doc" loans) which serves a particular niche of borrowers willing to pay a premium, in the form of higher interest rates and loan fees, and provide larger down payments in exchange for more expedient loan processing by virtue of providing less income and asset information as compared to loans underwritten in conformance with Federal National Mortgage Association ("FNMA") standards. In 1996, the Company's No Doc lending program accounted for 93.4% of loan originations. As compared to other lending institutions which rely more heavily upon a borrower's income and demonstrated ability to repay the loan, the Company may be more susceptible to increases in loan delinquencies in periods of economic recession and to loan losses in periods of declining real estate market values. As a result of the Low Doc/No Doc lending strategy, the Company has traditionally achieved higher interest margins and levels of net interest income than those generated by lenders that concentrate on FNMA conforming loans. This, in turn, has resulted in a relatively high level of profitability despite traditionally higher levels of loan delinquencies. During 1996, the Company expanded its lending program to new markets in northern New Jersey, Chicago, Boston, Philadelphia, Washington, D.C. and Miami. Although the Company believes that it has implemented appropriate underwriting and credit quality controls in these new markets, there can of course be no assurance that the Company's experience in these areas will be as favorable as it has been in New York.

      The Company maintains its principal executive offices at 90
Park Avenue, New York, New York 10016, telephone (212) 834-1711.

The Exchange Offer......

The Exchange Offer...... Up to $200,000,000 aggregate liquidation amount of New Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital Securities. Old Capital Securities may be tendered for exchange, in whole or in part. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see
                         "The Exchange Offer -- Procedures for
                         Tendering Old Capital Securities."


Expiration Date......... The Expiration Date of the Exchange Offer
                         will be 5:00 p.m., New York City time, on October 13, 1997, unless the Exchange Offer is extended by the Company and the Trust. See "The Exchange Offer -- Expira-tion Date; Extensions; Amendments."

Conditions to
the Exchange
Offer................... The Exchange Offer is subject to certain conditions, which may be waived by the
                         Company and the Trust in their sole
                         discretion. The Exchange Offer is not
                         conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. See "The Exchange Offer -- Condi-tions to the Exchange Offer."

                         The Company and the Trust reserve the
                         right in their sole discretion, subject
                         to applicable law, at any time and from
                         time to time, (i) to delay the
                         acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified events have occurred, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Expiration Date; Extensions;
                         Amendments."

Withdrawal Rights....... Tenders of Old Capital Securities
                         may be withdrawn at any time
                         on or prior to the Expiration Date by
                         delivering a written notice of such
                         withdrawal to The Bank of New York, as
                         Exchange Agent (the "Exchange Agent"),
                         in conformity with certain procedures
                         set forth below under "The Exchange
                         Offer --Withdrawal Rights."

Procedures for
Tendering Old
Capital Securities...... Tendering holders of Old Capital
                         Securities must complete and
                         sign a Letter of Transmittal in
                         accordance with the instructions
                         contained therein and forward the same
                         by mail, facsimile or hand delivery,
                         together with any other required
                         documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer, including an Agent's Message in lieu of the Letter of Transmittal. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

                         Letters of Transmittal and certificates
                         representing Old Capital Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."

Resales of New
Capital Securities.....  Based on interpretations by the staff of the
                         Commission as set forth in no-action letters issued to third parties, the Company and the Trust believe that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company or the Trust as defined in Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such New Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Securities and have no arrangement or understanding with any person to participate in the distribution of such New Securities. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder, other than a broker-dealer, will represent to the Company and the Trust that: (i) it is not an affiliate of the Company or the Trust (as defined in Rule 405 under the Securities
                         Act); (ii) any New Capital Securities to be received by it are being acquired in the course of its ordinary business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Capital Securities.

                         Each broker-dealer that receives New Capital
                         Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                         In that regard, each Exchanging Dealer
                         who surrenders Old Capital Securities
                         pursuant to the Exchange Offer will be
                         deemed to have agreed, by execution of
                         the Letter of Transmittal or delivery of an Agent's Message, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer, or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

Exchange Agent.......... The Exchange Agent is The Bank of New York.
                         The address and telephone and facsimile
                         numbers of the Exchange Agent are set
                         forth under "The Exchange Offer -- Ex-
                         change Agent" and in the Letter of Transmittal.

Use of Proceeds......... Neither the Company nor the Trust
                         will receive any cash proceeds from
                         the issuance of the New Capital
                         Securities offered hereby. The
                         Old Capital Securities surrendered in
                         exchange for the New Capital Securities
                         will be retired and canceled. See "Use
                         of Proceeds."

Certain Federal
Income Tax
Consequences:
ERISA Considerations... Holders of Old Capital Securities should carefully review the information set
                        forth under "Certain United States
                        Federal Income Tax Consequences" and
                        "ERISA Considerations" prior to
                        tendering Old Capital Securities in the
                        Exchange Offer.

The Capital Securities..

      The Exchange Offer applies to the Old Securities. The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the distribution rate thereon, and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together with the New Capital Securities issued in the Exchange Offer as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration.

Securities Offered...... 9.10% New Capital Securities
                         evidencing undivided beneficial
                         ownership interests in the assets
                         of the Trust. The Holder thereof
                         will be entitled to a preference in
                         certain circumstances with respect to
                         Distributions and amounts payable on
                         redemption, liquidation or otherwise
                         over the Common Securities.

Distributions..........  Holders of the Capital Securities are
                         entitled to receive cumulative cash
                         distributions at an annual rate of 9.10% of the liquidation amount of $1,000 per Capital Security, accruing from June 3, 1997, the date of original issuance of the Old Capital Securities, and payable semi-annually in arrears on the 1st day of June and December of each year commencing on December 1, 1997. The distribution rate and the distribution and other payment dates for the Capital Securities correspond to the interest rate and interest and other payment dates on the Junior Subordinated Debentures. See "Description of Capital Securities."

Junior Subordinated
Debentures............   The Trust has invested the proceeds from the
                         issuance of the Old Capital Securities and Common Securities in an equivalent amount of Old Junior Subordinated Debentures of the
                         Company, which such amount of Old Junior
                         Subordinated Debentures will be exchanged for New Junior Subordinated Debentures in the
                         Exchange Offer. The Junior Subordinated
                         Debentures will mature on June 1, 2027. The
                         Junior Subordinated Debentures rank
                         subordinate and junior in right of payment to all Indebtedness of the Company. In addition, the Company's obligations under the Junior
                         Subordinated Debentures are structurally subordinated to all existing and future liabilities and obligations of its subsidiaries. See
                         "Risk Factors -- Ranking of Subordinate
                         Obligations Under the Guarantee and the
                         Junior Subordinated Debentures", "Risk
                         Factors -- Status of Company as Holding
                         Company" and "Description of Junior
                         Subordinated Debentures --
                         Subordination."

Guarantee..............  Payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Capital Securities, are guaranteed by the Company to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make Distributions on the Capital Securities, in which event the Guarantee shall not apply to such Distributions until the Trust has sufficient funds available therefor. The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities. See "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee." The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Indebtedness of the Company. See "Risk Factors -- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee."

Right to Defer
Interest...............  The Company has the right to
                         defer payment of interest on
                         the Junior Subordinated Debentures by
                         extending the interest payment period on the Junior Subordinated Debentures, from time to time, for up to 10 consecutive semi-annual periods. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. If interest payments on the Junior Subordinated Debentures are so deferred, distributions on the Capital Securities will also be deferred for an equivalent period and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
                         (d) any declaration of a dividend in
                         connection with any stockholder's rights plans, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 9.10% per annum, compounded semi-annually to the extent permitted by applicable law. During an Extension Period, holders of Capital Securities will be required to include the stated interest (and de minimis OID, if any) on their pro rata share of the Junior Subordinated Debentures in their gross income as original issue discount ("OID") even though the cash payments attributable thereto have not been made. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

Redemption............   The Junior Subordinated Debentures are
                         redeemable by the Company in whole or in part on or after June 1, 2007, or at any time, in whole but not in part, upon the occurrence of a Special Event, in either case subject to any necessary prior approval of the Federal
                         Reserve. If the Junior Subordinated
                         Debentures are redeemed, the Trust must
                         redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated
                         Debentures so redeemed. The Trust Securities will be redeemed upon maturity of the Junior
                         Subordinated Debentures. See "Description of
                         Capital Securities -- Redemption -- Mandatory
                         Redemption" and "-- Special Event Redemption or Distribution of Junior Subordinated
                         Debentures."

Liquidation of
the Trust..............  The Company has the right at any
                         time, subject to any necessary
                         prior approval of the Federal Reserve,
                         to dissolve the Trust and after
                         satisfaction of the claims of creditors
                         of the Trust, if any, as provided by
                         applicable law cause the Junior
                         Subordinated Debentures to be
                         distributed to the holders of the
                         Capital Securities and the Common
                         Securities in liquidation of the Trust.
                         See "Description of Capital Securities
                         -- Redemption -- Special Event
                         Redemption or Distribution of Junior
                         Subordinated Debentures."

                         In the event of the liquidation of the
                         Trust, after satisfaction of the claims
                         of creditors of the Trust, if any, as
                         provided by applicable law, the holders
                         of the Capital Securities will be
                         entitled to receive a liquidation amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures as described above. If such Liquidation Distribution (as defined herein) can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "Description of Capital Securities --Liquidation Distribution Upon Dissolution."

Ratings................  It is expected that the New Capital
                         Securities will be rated "ba1" by Moody's
                         Investors Service, Inc., "BB" by Standard &
                         Poor's Ratings Services and "BBB--" by Duff & Phelps Credit Rating Co. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Absence of Market
for New Capital
Securities.............  The New Capital Securities will be a new issue of securities for which there is
                         currently no market. The New Capital
                         Securities will not be listed on a national securities exchange and there can be no assurance as to the development or liquidity of any market for the New Capital Securities.

                           RISK FACTORS

      Prior to tendering Old Capital Securities in the Exchange Offer, holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

Ranking of Subordinated Obligations under the Guarantee and the Junior Subordinated Debentures

      The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Indebtedness of the Company. At June 30, 1997, the Indebtedness of the Company aggregated approximately $236 million. Neither the Indenture, the Guarantee nor the Declaration (as defined herein) places any limitation on the amount of secured or unsecured Indebtedness that may be incurred by the Company. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- Subordination."

Status of Company as Holding Company

      As a holding company, the ability of the Company to make payments of interest and principal on the Junior Subordinated Debentures will be dependent primarily upon the receipt of dividends and other distributions from the Company's principal subsidiaries, the Bank and its principal subsidiary, GPMC. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other payments to the Company. At June 30, 1997, the Bank could pay an aggregate of $95.5 million in dividends to the Company without prior regulatory approval. In addition, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the Capital Securities will effectively be subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, and holders of the Capital Securities should look only to the assets of the Company for payments on the Capital Securities. As of June 30, 1997, the Company's subsidiaries had indebtedness and other liabilities of approximately $507 million.

Enforcement of Certain Rights by Holders of Capital Securities

      If a Trust Enforcement Event (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as a holder of the Junior Subordinated Debentures against the Company. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated

Debentures held by the Trust, any record holder of Capital
Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated
Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity.

      If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. However, in the event the Company failed to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may directly institute a proceeding against the Company under the Indenture for enforcement of payment to such holder of the interest on or principal of such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Except as set forth herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Capital Securities -- Enforcement of Certain Rights by Holders of Capital Securities", "Description of Guarantee" and "Description of Junior Subordinated Debentures Indenture Events of Default." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

Option to Extend Interest Payment Period; Tax Consequences

      The Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period but would continue to accumulate at the rate of 9.10% per annum, compounded semi-annually during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plans, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of Capital Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

      Should the Company defer payment of interest on the Junior Subordinated Debentures, a holder of Capital Securities will be required to accrue income (in the form of OID) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

      The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Junior Subordinated Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

Special Event Redemption

      Upon the occurrence and continuation of a Special Event, the Company has the right, subject to any necessary prior approval of the Federal Reserve, to redeem the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event (each as defined herein).

Liquidation Distribution of Junior Subordinated Debentures

      The Company has the right, at any time, subject to any necessary prior approval of the Federal Reserve, to dissolve the Trust and after satisfaction of claims of creditors of the Trust, if any, as provided by applicable law cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. In addition, upon liquidation of the Trust and certain other events, the Junior Subordinated Debentures may be distributed to such holders. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities, and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debentures (previously held indirectly through the Trust). If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Capital Securities could be required to recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debentures they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

      There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities that an investor may purchase, whether in the Exchange Offer, the secondary market or otherwise, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Trust, purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Capital Securities -- Redemption -- Special Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of Junior Subordinated Debentures -- General."

Limited Voting Rights

      Holders of Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and certain other matters described herein. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace any of the Trustees (as defined below), which voting rights are vested exclusively in the holder of the Common Securities. The Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes even if such action adversely affects the interests of such holders. See "Description of Capital Securities -- Voting Rights; Amendment of the Declaration."

Bank Regulatory Restrictions on Operations of the Trust

      Because the Trust is a subsidiary of the Company, federal banking authorities have the right to examine the Trust and its activities. Under certain circumstances, including any determination that the Company's relationship to the Trust results in an unsafe and unsound banking practice, such banking authorities will have the authority to issue orders which could restrict the ability of the Trust to make distributions on or to redeem the Capital Securities.

Absence of Public Market; Restrictions on Transfer

      The Old Capital Securities are currently trading on the PORTAL market. Prior to this Exchange Offer there has been no public market for the New Capital Securities, however, and there can be no assurance that such a market will develop. The New Capital Securities will not be listed on any securities exchange. The Initial Purchasers have previously advised the Company that they intend to make a market in the Old Capital Securities; however, the Initial Purchasers are not obligated to do so, and may discontinue any such market-making activities at any time without notice. The Initial Purchasers have also advised the Company that they intend to make a market in the New Capital Securities after the consummation of this Exchange Offer, as permitted by applicable laws and regulations; however, the Initial Purchasers are not obligated to do so, and may discontinue any such market-making activities at any time without notice. Such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Therefore, there can be no assurance that an active market for the Old Capital Securities or the New Capital Securities will continue or develop, as the case may be. If a trading market for the Capital Securities does develop, the Capital Securities may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, the performance of the Company and other factors.

      The Old Capital Securities have not been registered under the Securities Act and may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws or pursuant to an effective registration statement under the Securities Act and applicable state securities laws. Notwithstanding the registration under the Securities Act of the New Capital Securities in the Exchange Offer, which will generally permit such New Capital Securities to be resold or otherwise transferred without further registration under the Securities Act, holders who are "affiliates" of the Company or the Trust within the meaning of Rule 405 under the Securities Act may publicly offer for sale or resell the New Capital Securities only in compliance with such registration requirements or the provisions of Rule 144 under the Securities Act. Each tendering holder of the Old Capital Securities will be deemed to have made certain acknowledgments, representations and agreements in relation to its affiliate status. In addition, each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer, where the corresponding Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Consequences of Highly Leveraged Transaction

      The Indenture does not contain any provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company that may adversely affect such holders. See "Description of the Junior Subordinated Debentures."

Guarantee Covers Distributions Only to the Extent the Trust
Has Sufficient Funds

      The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Capital Securities or by causing the Trust to pay such amounts to such holders.

      The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but applies only to the extent that the Trust has sufficient funds available to make such payments.

Consequences of Failure to Exchange Old Capital Securities

      The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

      To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer (including the PORTAL market) could be adversely affected.

      The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Capital Securities."

Exchange Offer Procedures

      Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company, the Trust nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                          USE OF PROCEEDS

      Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for the Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital

Securities in like liquidation amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

      All of the proceeds from the sale of the Old Capital Securities and the Common Securities were invested by the Trust in Junior Subordinated Debentures. The Company has used and expects to use the proceeds from the sale of such Junior Subordinated Debentures for general corporate purposes, which may include the repurchase of stock and the financing of possible acquisitions. The Company regularly explores opportunities for acquisitions of and holds discussions with financial institutions and related businesses, and also regularly explores opportunities for acquisitions of liabilities and assets of financial institutions, and other financial services providers. Pending such use, the net proceeds may be temporarily invested in short-term obligations. See "Capitalization." The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiaries and the availability of other funds.

                   RATIO OF EARNINGS TO COMBINED
            FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The Company's consolidated ratios of earnings to combined fixed charges and preferred stock dividends requirements for each of the periods indicated are set forth below:

                                              Six Months
         Six Months Ended      Year Ended        Ended       Year Ended
             June 30,         December 31,    December 30,    June 30,
             --------         ------------    -----------    ----------
           1997   1996    1996   1995    1994     1993      1993    1992
              ----
Excluding 33.34x 56.92x  68.89x 193.62x 528.25x  488.50x  577.33x  571.40x
interest
on
deposits

Including  1.53x   1.40x  1.42x   1.57x  1.93x     1.85x    1.71x    1.47x
interest
on
deposits


      For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividend requirements, earnings represents net income plus applicable income taxes, fixed charges and preferred stock dividend requirements of a consolidated subsidiary. Fixed charges, excluding interest expense on deposits, represent interest expense on long-term debt and one-third (the portion deemed to be representative of the interest factor) of rents. Fixed charges, including interest expense on deposits, represent interest expense on long-term debt, one-third (the portion deemed to be representative of the interest factor) of rents and interest expense on deposits.

                       ACCOUNTING TREATMENT

      For financial reporting purposes, the Trust will be treated as a wholly-owned subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The sole assets of the Trust will be $206,185,567 aggregate principal amount of 9.10% Junior Subordinated Debentures with a maturity date of June 1, 2027 issued by the Company to the Trust. The Capital Securities will be presented in the consolidated statements of condition of the Company as a separate line item in the liability section under the caption "Guaranteed Preferred Beneficial Interests in Company's Junior Subordinated Debentures" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as interest expense in its consolidated statements of income.

                       REGULATORY TREATMENT

      The Company is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The
Company expects that the Capital Securities will be treated as Tier 1 capital of the Company for such purposes.

                          CAPITALIZATION

      The following table sets forth the unaudited historical consolidated capitalization of the Company and its subsidiaries as of June 30, 1997. The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Company.




                                           (Dollars in Thousands)
Long-Term Debt
Guaranteed Preferred Beneficial
 Interests in Company's Junior
 Subordinated Debentures (1)                    $ 199,717
Stockholders' Equity (2) Capital ratios:
  Tier 1 Capital                                   16.37%
  Total Capital                                    17.62%
  Tier 1 Leverage Ratio                             7.95%

----------

(1) As described herein, the sole assets of the Trust are $206,185,567 million principal amount of Junior Subordinated Debentures issued by the Company to the Trust. The Junior Subordinated Debentures will bear interest at the rate of 9.10% per annum and will mature on June 1, 2027. The Company owns all of the Common Securities of the Trust.

(2) In May, 1997, the Board of Directors of the Company authorized the repurchase of up to $200 million of common stock of the Company over an unspecified period, subject to management's evaluation of market conditions and the Company's financing needs.

                             THE TRUST

      The Trust is a statutory business trust created under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust (as so amended and restated, the "Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The Company owns Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust used all the proceeds derived from the issuance of the Old Capital Securities and the Common Securities to purchase the Old Junior Subordinated Debentures and, accordingly, the assets of the Trust consist solely of the Old Junior Subordinated Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures, and
(iii) engaging in only those other activities necessary or incidental thereto.

      Pursuant to the Declaration, there are two trustees (the "Trustees") for the Trust. One trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The other trustee is an entity that maintains its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law (the "Delaware Trustee"). The Bank of New York is acting as initial Property Trustee, and its affiliate, The Bank of New York (Delaware), is acting as initial Delaware Trustee, and each of them will continue to so act until removed or replaced by the holder of the Common Securities. The Bank of New York also acts as trustee under the Guarantee (the "Guarantee Trustee"). In addition, three individuals who are employees or officers of or who are affiliated with the Company act as administrators of the Trust (the "Administrators").

      The Property Trustee holds title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee has the power to exercise all rights, powers and privileges with respect to the Junior Subordinated Debentures under the Indenture (as defined herein) as the holder of the Junior Subordinated Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least two; provided further that at least one Trustee shall be a Delaware Trustee and at least one Trustee shall be the Property Trustee.

      The Company, as borrower, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Capital Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Capital Securities).

      For so long as the Capital Securities remain outstanding, the Company will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended, and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

      The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Indenture Act. See "Description of Capital Securities." The Declaration and the Guarantee also incorporate by reference the terms of the Trust Indenture Act.

    The location of the principal executive office of the Trust is c/o GreenPoint Financial Corp., Attn. Chief Financial Officer,
90 Park Avenue, New York, New York 10016 and its telephone number is (212) 834-1711.

                        THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer

      In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Trust agreed to file and to use their best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities which have been registered under the Securities Act with terms identical in all material respects to the terms of the Old Capital Securities (except as described below). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same in all material respects as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the distribution rate thereon. The Old Capital Securities provide, among other things, that if, under certain circumstances as set forth in the Registration Rights Agreement, the Exchange Offer is not consummated by the 30th business day after the date on which the Registration Statement was declared effective by the Commission, the distribution rate borne by the Old Capital Securities will increase by 0.05% per annum, increasing by increments of 0.05% each week but in no event greater than 0.25%, until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Capital Securities."

      The Exchange Offer is not being made to, nor will the Trust or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

      Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof all of the Old Junior Subordinated Debentures, of which $206,185,567 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and the New Junior Subordinated Debentures have been registered, to the extent required to be registered, under the Securities Act.

Terms of Exchange

      The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $200,000,000 of New Capital Securities in exchange for a like aggregate liquidation amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part.

      The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $200,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

      Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for, or are tendered but not accepted in connection with, the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Capital Securities."

      If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

      Holders who tender Old Capital Securities in connection with this Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

    NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY ADMINISTRATOR OR TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extension; Amendments

      The term "Expiration Date" means 5:00 p.m., New York City time, on ________, 1997, unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

      The Company and the Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole discretion, that any of the events referred to under "-- Conditions to the Exchange Offer" have occurred, (iii) to extend the Expiration Date of the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

    Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of New Capital Securities

      Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

      In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering Participant (as defined herein), which acknowledgment states that such Participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such Participant.

      Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral and written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

      Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

      Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," on or prior to the Expiration Date and (i) tendered Old Capital Securities must be received by the Exchange Agent, or
(ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

      If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. See "-- Terms of Exchange."

      THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a Participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

      DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S
PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union;
(iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

      Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible
      Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

       (iii) the certificates (or book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such notice.

      Notwithstanding any other provisions hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of such Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

      The Company's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Company and the Trust upon the terms and conditions of the Exchange Offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which may, in the view of counsel to the Company or the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

      A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

      Based on existing interpretations by the staff of the Commission set forth in no-action letters to third parties, and subject to the immediately following sentence, the Company and the Trust believe that New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Capital Securities who is an "affiliate" of either the Company or the Trust, a broker-dealer that acquires the Old Capital Securities in a transaction other than a part of its market-making activities or other trading activities or other holder who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities (i) will not be able to rely on the interpretations by the staff of the Commission set forth in the above-mentioned interpretative letters, (ii) will not be able to tender such Old Capital Securities in the Exchange Offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. Neither the Company nor the Trust sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such no-action letters to third parties.

      Each holder of Old Capital Securities (other than a broker-dealer) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business and (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities pursuant to the Exchange Offer in exchange for Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities (an "Exchanging Dealer") must acknowledge by execution of the Letter of Transmittal or, in the case of a book-entry transfer, delivery of an Agent's Message that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, an Exchanging Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the no-action letters referred to above, the Company and the Trust believe that Exchanging Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations set out herein, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by an Exchanging Dealer in connection with resales of such New Capital Securities for a period ending one year after the Expiration Date (or longer, if required by the Registration Rights Agreement). See "Plan of Distribution." Any person, including any Exchanging Dealer, who is an "affiliate" of the Company or the Trust may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In that regard, each Exchanging Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of the Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Exchanging Dealer will suspend the sale of New Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Exchanging Dealer or the Company or the Trust has given notice that the sale of the New Securities may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided herein, tenders of Old Capital
Securities may be withdrawn at any time on or prior to the Expiration Date.

      In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate liquidation amount of Old Capital Securities to be withdrawn and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfers set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

      All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on New Capital Securities

    Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been made, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such distributions have been made, from and after June 3, 1997.

Conditions to the Exchange Offer

      Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if because of any change in law, or applicable interpretations thereof by the Commission, the Company or the Trust determines that it is not permitted to effect the Exchange Offer.

      If the Company and the Trust determine in their sole discretion that any of the foregoing events has occurred, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any condition to the Exchange Offer or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver or amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

      The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                          The Bank of New York
                          101 Barclay Street
                          New York, New York   10286
                          Attention:  Enrique Lopez,
                          Reorganization Section, Floor 7E
                          Telephone:  (212) 815-2742
                          Facsimile:  (212) 815-6339

      Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

      The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable and documented out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

      Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed to such tendering holder.

      Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptance of the Exchange
Offer.

                 DESCRIPTION OF CAPITAL SECURITIES

      Pursuant to the terms of the Declaration, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The Capital Securities represent undivided beneficial ownership interests in the assets of the Trust and the holders thereof are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This summary of certain provisions of the Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Declaration (as supplemented or amended from time to time) are referred to herein, the definitions of such defined terms are incorporated herein by reference.

General

      The Capital Securities rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Capital Securities is a guarantee on a subordinated basis with respect to the Capital Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have sufficient funds available to make such payments. See "Description of Guarantee." The Company's obligations under the Guarantee, taken together with its obligations under the Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities.

      Holders of the Capital Securities have no preemptive or similar rights.

Distributions

      Distributions on each Capital Security are payable at the annual rate of 9.10% of the liquidation amount of $1,000, payable semi-annually in arrears on the 1st day of June and December of each year. Distributions will accumulate from June 3, 1997, the date of original issuance of the Old Capital Securities, and commence on December 1, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Capital Securities is limited to payments under the Junior Subordinated Debentures owned by the Trust. See "Description of Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

      The Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding ten consecutive semi- annual periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Accordingly, there could be multiple

Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. As a consequence of any such extension, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate and compound semi-annually to the extent permitted by applicable law at the rate per annum of 9.10% thereof from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such compounded amounts unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and
(d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the foregoing requirements. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debentures.

      In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee (as defined herein) is closed for business.

      Distributions on the Capital Securities (other than distributions on a Redemption Date) will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which shall be the first day of the month of the relevant Distribution Date. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted Distributions will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

Redemption

      Mandatory Redemption. Unless a Special Event has occurred, the Capital Securities will not be redeemable prior to June 1, 2007. Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem Capital Securities and Common Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption. If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

      Special Event Redemption or Distribution of Junior Subordinated Debentures. If a Special Event shall occur and be continuing, the Company will have the right, subject to the receipt of any necessary prior approval of the Federal Reserve, to either (i) redeem within 90 days following the occurrence of such Special Event the Junior Subordinated Debentures on the date of redemption (the "Redemption Date") in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities in whole (but not in part) at a redemption price with respect to the Capital Securities equal to the redemption price in respect of the Junior Subordinated Debentures or (ii) dissolve the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain United States Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures or Cash upon Liquidation of the Trust."

      If the Company does not elect either option described above, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event.

      A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event. A "Tax Event" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced on or after May 29, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. A "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after June 3, 1997, the Capital Securities do not constitute, or within 90 days of the date thereof will not constitute, Tier I capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event. "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after June 3, 1997.

Redemption Procedures

      Capital Securities redeemed on each Redemption Date shall be redeemed at the redemption price in respect of the Junior Subordinated Debentures (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "-- Book-Entry Issuance." If any Capital Securities are held in certificated form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption shall be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of

Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

      The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all Capital Securities for all semi-annual distribution periods terminating on or prior to the date of redemption. If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata among the Capital Securities and the Common Securities. If the Capital Securities are in book-entry form, they will be redeemed as described below under "Book-Entry Issuance." If not, the particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the liquidation amount of Capital Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the Trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

Liquidation Distribution Upon Dissolution

      Pursuant to the Declaration, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities; (iii) the repayment of all of the Capital Securities in connection with the maturity or redemption of all of the Junior Subordinated Debentures; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

      If an early dissolution occurs as described in clause (i),
(ii) or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, to the holders of the Capital Securities and Common Securities their pro rata interest in the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

      After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Capital Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities held in certificated form will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

Trust Enforcement Events

      An Indenture Event of Default constitutes a Trust Enforcement Event under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

      Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the

Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

      If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Junior Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the Junior Subordinated Debentures, institute a proceeding directly against the Company under the Indenture for enforcement of payment on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.

Voting Rights; Amendment of the Declaration

      Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities have no voting rights.

      So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of record of the Capital Securities of any notice of default which it receives with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall receive an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

      The Declaration may be amended from time to time by the Company and the Property Trustee without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the Declaration or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration may be amended by the Company and a majority of the Administrators with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Capital Securities and Common Securities and (ii) receipt by the Administrators of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Administrators in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided, further that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Capital Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

      Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Administrators will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

      No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital
Securities in accordance with the Declaration.

      Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

      In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Registrar and Transfer Agent

      The Bank of New York will act as registrar and transfer agent for the Capital Securities.

      Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required (i) to register or cause to be registered the transfer or exchange of the Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any Capital Securities so selected for redemption, except in the case of any Capital Securities being redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

    The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, is required to construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Capital Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Payment and Paying Agency

      Payments in respect of the Global Capital Securities (as defined herein) shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are held in certificated form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register maintained by the registrar. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrators shall appoint a successor (which shall be a bank or trust company acceptable to the Administrators and the Company) to act as Paying Agent.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in "Liquidation Distribution Upon
Dissolution." The

Trust may, at the request of the Company, and without the consent of the holders of the Capital Securities, the Delaware Trustee or the Property Trustee, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (2) the Trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, (vii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, and (viii) such successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of Trust Securities not to be treated as owning an undivided interest in the Junior Subordinated Debentures.

Merger or Consolidation of Trustees

      Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such entity shall be otherwise qualified and eligible.

Miscellaneous

      The Administrators, the Property Trustee and the holders of a majority of the Common Securities are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company is authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

      The Trust may not borrow money, issue debt, or mortgage or pledge any of its assets.

           DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

      The Old Junior Subordinated Debentures were issued, and the New Junior Subordinated Debentures will be issued, as a separate series under a Junior Subordinated Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture.

General

      Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Old Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures are in a principal amount equal to the aggregate liquidation amount of the Capital Securities plus the Company's concurrent investment in the Common Securities. The Junior Subordinated Debentures bear interest at the annual rate of 9.10% of the principal amount thereof, payable semi-annually in arrears on the 1st day of June and December of each year (each, an "Interest Payment Date"), commencing December 1, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month preceding the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.10% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable Interest Payment Date, as applicable.

      The Junior Subordinated Debentures will mature on June 1,
2027 (the "Stated Maturity").

      The Junior Subordinated Debentures are unsecured and rank junior and subordinate in right of payment to all Indebtedness (as defined below) of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

      The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior
Subordinated Debentures.

Option to Extend Interest Payment Period

      So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.10%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, stated interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to include such stated interest in income (as OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

      During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plans, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrators and the Indenture Trustee notice of its election of such Extension Period not less than one

Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new
Extension Period to the holders of the Capital Securities.

Redemption

      The Junior Subordinated Debentures are not redeemable prior to June 1, 2007 unless a Special Event has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Federal Reserve, on or after June 1, 2007, in whole or in part at any time at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

      Year           Percentage
      2007           104.4790%
      2008           104.0311%
      2009           103.5832%
      2010           103.1353%
      2011           102.6874%
      2012           102.2395%
      2013           101.7916%
      2014           101.3437%
      2015           100.8958%
      2016           100.4479%



      On or after June 1, 2017, the redemption price will be 100%, plus accrued and unpaid interest, if any, to the date of redemption.

      The Junior Subordinated Debentures are also redeemable at any time in whole (but not in part), within 90 days of the occurrence of a Special Event, at a redemption price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable with respect to an optional redemption of such Junior Subordinated Debentures on June 1, 2007, together with scheduled payments of interest from the prepayment date to June 1, 2007 (the "Remaining Life") discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

      "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.50% if such prepayment date occurs on or before June 1, 1998 or (ii) 0.50% if such prepayment date occurs after June 1, 1998.

      "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third business day preceding the prepayment date.

      "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States treasury security has a maturity which is within a period from three months before to three months after June 1, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

      "Quotation Agent" means (i) Lehman Brothers Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Indenture Trustee after consultation with the Company.

      "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third business day preceding such prepayment date.

      If the Junior Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures so redeemed. See "Description of
Capital Securities -- Mandatory Redemption."

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

Certain Covenants of the Company

      The Company covenants in the Indenture that if and so long as the Trust is the holder of all Junior Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Capital Securities).

      The Company also covenants that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plans, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock) if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (I) with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to Junior Subordinated Debentures and (II) in respect of which the Company shall not have taken reasonable steps to cure, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

Subordination

      In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinated and junior in right of payment to all Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Indebtedness before the holders of Junior Subordinated Debentures or the Property Trustee on behalf of the holders of Capital Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Junior Subordinated Debentures;

provided, however, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

      In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

      No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Indebtedness, or an event of default with respect to any Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "Indebtedness" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that "Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Indebtedness of the Company which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Indebtedness of the Company to any of its subsidiaries, (iv) Indebtedness to any employee of the Company, or (v) any indebtedness of the Company in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance by such financing entity of securities that are similar to the Capital Securities.

      The Indenture places no limitation on the amount of additional Indebtedness that may be incurred by the Company or any indebtedness or other liabilities that may be incurred by the Company's subsidiaries. As of June 30, 1997, Indebtedness of the Company aggregated approximately $236 million, and the Company's subsidiaries had indebtedness and other liabilities of approximately $507 million to which the Junior Subordinated Debentures would be effectively subordinated.

Indenture Events of Default

    The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated
Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the Junior
Subordinated Debentures:

     (i) failure for 30 days to pay any interest on the Junior
Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii)  failure to pay any principal on the Junior Subordinated
Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

    (iii) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

      The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture, and should the holders of such Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

      In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

      If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

Consolidation, Merger, Sale of Assets and Other Transactions

    The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture;
(ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing; (iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee; (iv) any such lease shall provide that it will remain in effect so long as any Junior Subordinated Debentures are outstanding; and (v) certain other conditions as prescribed in the Indenture are met.

Modification of Indenture

      From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act and to add to, delete from or revise the terms of the Junior Subordinated Debentures to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of the Junior Subordinated Debentures is required under the Securities Act). The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the stated maturity of Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Defeasance and Discharge

      The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including that described in the second paragraph under "-- Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to that effect received by the Company from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.

Distributions of Junior Subordinated Debentures; Book-Entry Issuance

      Under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of global securities and certificated securities. DTC, or any successor depositary, will act as depositary for such global securities. It is anticipated that the depositary arrangements for such global securities would be substantially identical to those in effect for the Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance."

      There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

Payment and Paying Agents

      The Company initially will act as Paying Agent with respect to the Junior Subordinated Debentures except that, if the Junior Subordinated Debentures are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

      Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company, and the holder of such Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Governing Law

      The Indenture and the Junior Subordinated Debentures are governed by and will be construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

      The Indenture Trustee is, and is subject to all the duties and responsibilities specified with respect to, an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                     DESCRIPTION OF GUARANTEE

      The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Trust Securities for the benefit of the holders from time to time of such Trust Securities. The Bank of New York acts as indenture trustee ("Guarantee Trustee") under the Guarantee. As soon as practicable after the date hereof, the Company will exchange the Old Guarantee for the New Guarantee with respect to the Capital Securities. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

General

      The Company has irrevocably and unconditionally agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), are subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Capital Securities or by causing the Trust to pay such amounts to such holders.

      The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but it applies only to the extent that the Trust has sufficient funds available to make such payments.

      If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee ranks subordinate and junior in right of payment to all general liabilities of the Company. See "-- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

      The Company has, through the Guarantee, the Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- General."

Status of the Guarantee

      The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Indebtedness of the Company. The Guarantee does not place a limitation on the amount of additional Indebtedness that may be incurred by the Company.

      The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the registered holders of the Capital Securities then outstanding.

Events of Default

      An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

      Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Capital Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

      The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities in exchange for all of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Governing Law

      The Guarantee is governed by and will be construed in accordance with the laws of the State of New York.

            RELATIONSHIP AMONG THE CAPITAL SECURITIES,
       THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

      Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." If and to the extent that the Company does not make payments under the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company under the Indenture to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture and the Guarantee provide, in the aggregate, a full and unconditional guarantee of payment of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness of the Company to the extent provided in the Indenture.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the Capital Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

      Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the Guarantee.

Enforcement Rights of Holders of Capital Securities

      A holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

      A default or event of default under any Indebtedness of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Indenture Event of Default under the Indenture.

Limited Purpose of Trust

      The Capital Securities evidence a beneficial interest in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

      Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of liability to creditors of the Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Capital Securities --Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Indebtedness to the extent provided in the Indenture, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Capital Securities), the positions of a holder of Capital Securities and a holder of the Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

       CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


      In the opinion of Cleary, Gottlieb, Steen & Hamilton, special United States federal income tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Holders (defined below) who purchased the Old Capital Securities upon original issuance at their original offering price. As used herein, a "United States Holder" means a person that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to United States federal income taxation on a net income basis in respect of the Capital Securities. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

      HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

Exchange of Capital Securities


      The exchange of the Old Capital Securities for the New Capital Securities pursuant to the Exchange Offer will not constitute a taxable event to United States Holders. Consequently, (i) no gain or loss will be realized by a United States Holder upon receipt of a New Capital Security; (ii) the holding period of the New Capital Security will include the holding period of the Old Capital Security exchanged therefor; and (iii) the adjusted tax basis of the New Capital Security will be the same as the adjusted tax basis of the Old Capital Security exchanged therefor immediately before the exchange.


Classification of the Trust


      Under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each beneficial owner (a "holder") of Capital Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and, thus, will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures.


Classification of the Junior Subordinated Debentures

      The Company, the Trust and the holders of the Old Capital Securities (by the acceptance of a beneficial interest in a Capital Security) have agreed, and the holders of the New Capital Securities will agree, to treat the Junior Subordinated Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion that, under then current law, and based on certain representations, facts and assumptions set forth in such opinion, the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

Interest Income and Original Issue Discount


      Under the applicable Treasury regulations and based upon certain representations, facts and assumptions provided by the Company, the Junior Subordinated Debentures will not be treated as issued with "original issue discount" ("OID") within the meaning of section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.


      If, however, the Company exercises its right to defer payments of stated interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all holders of the Junior Subordinated Debentures and, consequently, holders of the Capital Securities will be required to accrue their pro rata share of OID (which will include both the stated interest and the de minimis OID, if any, on the Junior Subordinated Debentures) on a daily economic accrual basis during the Extension Period even though the Company will not pay such stated interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest (and de minimis OID, if any) on the Junior Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debentures, and actual cash payments of stated interest on the Junior Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

      The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether the Company exercises its option to defer payments of interest on such debentures, all holders of Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

      Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital
Securities.

Distribution of Junior Subordinated Debentures or Cash upon
Liquidation of the Trust

      As described under the caption "Description of Junior Subordinated Debentures -- Distribution of Junior Subordinated Debentures," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the

Junior Subordinated Debentures, the distribution of the Junior Subordinated Debentures to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon liquidation of the Trust. A holder would accrue interest in respect of the Junior Subordinated Debentures received from the Trust in the manner described above under "-- Interest Income and Original Issue Discount."

      Under certain circumstances described herein (see "Description of Capital Securities -- Special Event Redemption or Distribution of Junior Subordinated Debentures"), the Junior Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

Sales of Capital Securities

      A holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized by such holder on the sale of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold. Such gain or loss generally will be a capital gain or loss and generally will be taxable as a long-term capital gain or loss if the Capital Securities have been held for more than one year. The Taxpayer Relief Act of 1997 generally reduces the tax rates on capital gains of individuals in respect of capital assets held for more than 18 months. Holders are advised to consult with their own tax advisors as to the consequences in their particular circumstances of the capital gain provisions of the Taxpayer Relief Act of 1997. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Non-United States Holders


    As used herein, the term "Non-United States Holder" means a holder of Capital Securities that is a nonresident alien individual or a foreign corporation.


      As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. See "-- Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

      (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent (a "Paying Agent") of principal or interest (which for purposes of this discussion includes any OID) in respect of the Capital Securities (or on the Junior Subordinated Debentures) to a Non-United States Holder, provided that (i) the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership and (iii) the

Beneficial Owner satisfies the statement requirement (described generally below) set forth in Section 871(h) and Section 881(c) of the Code and the regulations thereunder; and

      (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United
States Holder upon the sale or other disposition of the Capital
Securities.


      To satisfy the requirement referred to in (a)(iii) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or any Paying Agent, a statement to the effect that the Beneficial Owner is not a United States person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the Company or any Paying Agent with a copy thereof.


      If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in
(a) above, payments of interest (including any OID) made to such Non-United States Holder will be subject to a 30% United States federal withholding tax unless the Beneficial Owner provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a United States tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid in respect of the Capital Securities (or on the Junior Subordinated Debentures) is not subject to such withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

      If a Non-United States Holder is engaged in a trade or business in the United States and interest received in respect of such Non-United States Holder's Capital Securities (or on such Holder's Junior Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the United States federal withholding tax discussed above, will be subject to United States federal income tax on such interest income on a net income basis in the same manner as if it were a United States person. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's effectively connected earnings and profits.

      Any gain realized upon the sale or other taxable disposition of the Capital Securities (or Junior Subordinated Debentures) generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business carried on within the United States by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or other taxable disposition, and certain other conditions are met, and (iii) in the case of any gain representing accrued interest on the Junior Subordinated Debentures, the requirements described above are not satisfied.

    The exchange of the Old Capital Securities for the New
Capital Securities in the Exchange Offer should not constitute a taxable event to Non-United States Holders.

Information Reporting and Backup Withholding

      Income on the Capital Securities (or Junior Subordinated Debentures) held of record by United States Holders (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Administrators currently intend to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities (or Junior Subordinated Debentures) as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

      "Backup withholding" at a rate of 31% will apply to payments of interest (including OID) to non-exempt United States Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.


      No information reporting or backup withholding will be required with respect to payments made by the Trust or any Paying Agent to Non-United States Holders if a statement described in
(a)(iii) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.


      In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium in respect of the Capital Securities (or Junior Subordinated Debentures) are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities (or Junior Subordinated Debentures) to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

      Payment of the proceeds from disposition of Capital Securities (or Junior Subordinated Debentures) to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

      Any amounts withheld from a holder of the Capital
Securities (or Junior Subordinated Debentures) under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                        BOOK-ENTRY ISSUANCE

      The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

      Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities except in the limited circumstances described below. See "-- Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

      Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time.

Depositary Procedures

      DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

      All interests in a Global Capital Security, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "-- Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

      Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

      Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder. The Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Except for trades involving only Euroclear or CEDEL participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the Capital Securities described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

      Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of an interest in a Global Capital Security by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

      DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited. However, if there is an Event of Default, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

    The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

      Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interest in the Regulation S Global Capital Securities and in the Restricted Global Capital Securities among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Capital Securities for Certificated
Capital Securities

      A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

Exchange of Certificated Capital Securities for Book-Entry
Capital Securities

      Capital Securities which will be issued in certificated form may not be exchanged for beneficial interests in any Global
Capital Security unless such exchange occurs in connection with a transfer of such certificated Capital Securities.

                       ERISA CONSIDERATIONS

      Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

      Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

      Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

      Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the Exchange Offer or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Company.

      Under another exception contained in the Plan Assets Regulation, if the New Capital Securities were to qualify as "publicly offered securities" under the Plan Assets Regulation the assets of the Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The New Capital Securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the New Capital Securities will not be registered under the Exchange Act.

      Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Company and the Trust (as represented by the Junior Subordinated Debentures and the Guarantees) would likely be prohibited by Section 406(a)(I)(B) of ERISA and Section 4975(e)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

      The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

      Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) (i) it is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90- 1 or 84-14 or another applicable exemption with respect to such purchase or holding, (ii) the Company and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to the acquisition of its interest in the Capital Securities or the Junior Subordinated Debentures, and (iii) in purchasing the Capital Securities it approved the purchase and holding of the Junior Subordinated Debentures and the appointment and retention of the Issuer Trustees. Any purchaser or holder of the Old Capital Securities or any interest therein will be deemed to have represented by its exchange thereof for New Capital Securities in the Exchange Offer that either (a) it is not a Plan or a Plan Asset Entity and the Old Capital Securities being exchanged by it are not "plan assets" of any Plan or (b) (i) it is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such exchange, (ii) the Company and the Administrators are not "fiduciaries," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to the acquisition of its interest in the New Capital Securities or the New Junior Subordinated Debentures, and (iii) in exchanging the Old Capital Securities for the New Capital Securities in the Exchange Offer, it approved the purchase and holding of the New Junior Subordinated Debentures and the appointment and retention of the Issuer Trustees.

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or another applicable exemption.

      Governmental plans and certain church plans are not subject to ERISA and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental plans and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities, and the considerations discussed above, to the extent applicable.

                       PLAN OF DISTRIBUTION


      Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired as a result of market-making activities or other trading activities. The Company and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business one year after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until December 14, 1997, all dealers effecting transactions in the New Capital Securities may be required to deliver a prospectus.


      The Company and the Trust will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of one year after the date on which the Exchange Offer is consummated, the Company and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and the Trust have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the New Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                           LEGAL MATTERS

      Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon for the Trust and the Company by Richards, Layton & Finger, Wilmington, Delaware. The validity under New York law of the New Junior Subordinated Debentures and the New Guarantee will be passed upon for the Company and the Trust by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Cleary, Gottlieb, Steen & Hamilton will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger. Certain United States federal income tax matters also will be passed upon for the Company and the Trust by Cleary, Gottlieb, Steen & Hamilton.

                      INDEPENDENT ACCOUNTANTS


      The consolidated financial statements for the year ended December 31, 1996 incorporated herein by reference from the Company's Annual Report on Form 10-K have been audited by Price Waterhouse LLP, independent accountants, as stated in their report, which is incorporated herein by reference. The consolidated financial statements for the years ended December 31, 1995 and 1994 incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report, which is incorporated herein by reference.

=================================================================
      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus or the accompanying Letter of Transmittal, and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus and the accompanying Letter of Transmittal do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus and the accompanying Letter of Transmittal or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or the accompanying Letter of Transmittal nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of such information.

                          ---------------

                         TABLE OF CONTENTS


                              Page
Available Information....       7
Incorporation of Certain
  Information by
  Reference..............       7
Summary..................       9
Risk Factors.............      17
Use of Proceeds..........      22
Ratio of Earnings to
  Combined Fixed
  Charges and Preferred
  Stock Dividends........      23
Accounting Treatment.....      23
Regulatory Treatment.....      24
Capitalization...........      24
The Trust................      24
The Exchange Offer ......      26
Description of
  Capital Securities.....      36
Description of
 Junior Subordinated
 Debentures..............      46
Description of Guarantee       55
Relationship Among
  the Capital
  Securities, the
  Junior Subordinated
  Debentures and
  the Guarantee..........      58
Certain United States
  Federal Income Tax
  Consequences...........      59
Book-Entry Issuance......      64
ERISA Considerations.....      68
Plan of Distribution.....      70
Legal Matters............      71
Independent Auditors.....      71



=================================================================



=================================================================


                           GREENPOINT
                         CAPITAL TRUST I



                           $200,000,000

                9.10% Subordinated Capital Income
                            Securities
                  (Liquidation Amount $1,000 per
                        Capital Security)




                    Fully and Unconditionally
                Guaranteed to the Extent Set Forth
                            Herein by



                    GREENPOINT FINANCIAL CORP.




                         ---------------


                            PROSPECTUS
                      Dated September , 1997


                         ---------------



=================================================================

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

    (i) Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit. Article Eleventh of the Amended and Restated Certificate of Incorporation of GreenPoint contains a provision limiting the personal liability of a director to GreenPoint and its stockholders for monetary damages for a breach of fiduciary duty as a director to the full extent permitted by law.

    (ii) Additionally, Section 145, "Indemnification of Officers,
Directors, Employees, and Agents; Insurance", of the General
Corporation Law of the State of Delaware provides as follows:

           "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

           (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

           (d) Any indemnification under subsections (a) and (b) of this section ( unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

           (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

           (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

           (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

           (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

           (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

           (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

           (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      (iii) Article Tenth of the Amended and Restated Certificate of Incorporation of GreenPoint provides for indemnification of directors and officers of GreenPoint against liability they may incur in their capacities as such to the full extent permitted under Delaware law.

      (iv) GreenPoint maintains insurance policies that insure the directors and officers of GreenPoint against loss arising from any claim or claims made against such directors or officers, individually or collectively, by reason of certain wrongful acts such as any actual or alleged error or misstatement or misleading statement or act, omission, neglect or breach of duty by the officers and directors in the discharge of their duties. The policies also insure GreenPoint against loss for which GreenPoint is required to indemnify or for which GreenPoint, to the extent permitted by law, has indemnified the officers or directors arising from any claim against any of the directors or officers of GreenPoint by reason of the wrongful acts described above. The policies do not insure GreenPoint's directors and officers against loss in connection with any claim relating to any deliberately dishonest or fraudulent act or omission, any criminal or malicious act or omission, any willful violation of law or any accounting for profits for the purchase or sale of securities of GreenPoint within the meaning of Section 16(b) of the Exchange Act.

      (v) Under the Declaration, GreenPoint has agreed to indemnify each of the Trustees of the Trust, and to hold the Trustees harmless against, any loss, liability or expense incurred without negligence or bad faith on the Trustees' part, arising out of or in connection with the acceptance or administration of the Declaration, including the costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of their powers or duties under the Declaration.

Item 21.  Exhibits and Financial Statement Schedules.

Exhibit
No.     Description
---     -----------

4.1 Indenture, dated as of June 3, 1997, between GreenPoint and The Bank of New York, as Trustee, in respect of GreenPoint's 9.10% Junior Subordinated Debentures due 2027.*

4.2 Form of GreenPoint's 9.10% Junior Subordinated Debentures due 2027 (included in the Indenture filed as Exhibit 4.1 to this Registration Statement).*

4.3     Certificate of Trust of GreenPoint Capital Trust I, dated
        May 23, 1997.*

4.4 Amended and Restated Declaration of Trust of GreenPoint Capital Trust I, dated as of June 3, 1997, among GreenPoint, as sponsor, the Administrators thereof, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Institutional Trustee, and the holders from time to time of undivided interests in the assets of GreenPoint Capital Trust I.*

4.5 Form of Capital Security Certificate for GreenPoint Capital Trust I (included in the Amended and Restated Declaration of Trust filed as Exhibit 4.4 to this Registration Statement).*

4.6     Form of Guarantee Agreement, dated as of         , 1997, between
        GreenPoint and The Bank of New York, as Guarantee Trustee.*

4.7     Registration Rights Agreement, dated June 3, 1997, among
        GreenPoint, GreenPoint Capital Trust I and Lehman Brothers Inc., as Representative of the Initial Purchasers.*

5.1 Opinion of Richards, Layton & Finger as to the validity of the New Capital Securities to be issued by GreenPoint
        Capital Trust I.**

5.2 Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the New Junior Subordinated Debentures and the New Guarantee to be issued by GreenPoint.**

8 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding certain federal income tax matters.**


23.1    Consent of Price Waterhouse LLP.***

23.2    Consent of KPMG Peat Marwick LLP.***


23.3    Consent of Richards, Layton & Finger (included in Exhibit
        5.1 to this Registration Statement).**

23.4    Consent of Cleary, Gottlieb, Steen & Hamilton (included in
        Exhibit 5.2 to this Registration Statement).**

23.5    Consent of Cleary, Gottlieb, Steen & Hamilton (included in
        Exhibit 8 to this Registration Statement).**

Exhibit
No.     Description
---     -----------

24      Powers of Attorney.*

25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture.*

25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust.*

25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Capital Securities.*

99.1    Form of Letter of Transmittal.*

99.2    Form of Notice of Guaranteed Delivery.*

99.3    Form of Exchange Agent Agreement.*



--------


*   Previously filed.

**  Filed herewith.

*** Refiled herewith.


Item 22.  Undertakings.

      (a) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

    (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) Each of the undersigned registrants hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 1997.


                      GREENPOINT FINANCIAL CORP.
                      (Registrant)



                      By /s/ Thomas S. Johnson
                         ------------------------
                         Thomas S. Johnson
                         Chairman of the Board, President,
                         Chief Executive Officer and Director


       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Name                      Title                    Date
        ----                      -----                    ----
/s/ Thomas S. Johnson     Chairman of the Board,    September 11, 1997
------------------------  President, Chief
Thomas S. Johnson         Executive Officer and
                          Director (Principal
                          Executive Officer)

/s/ Charles P. Richardson Executive Vice President September 11, 1997 ------------------------- and Chief Financial
Charles P. Richardson     Officer (Principal
                          Financial Officer)

/s/ Mary Beth Farrell     Senior Vice President     September 11, 1997
------------------------  and Comptroller
Mary Beth Farrell         (Principal Accounting
                          Officer)

/s/ Bernard S. Berman     Director                  September 11, 1997
------------------------
Bernard S. Berman*

/s/ Edward C. Bessey      Director                  September 11, 1997
------------------------
Edward C. Bessey*

/s/ Dan F. Huebner        Director                  September 11, 1997
------------------------
Dan F. Huebner*

/s/ William M. Jackson    Director                  September 11, 1997
------------------------
William M. Jackson*

/s/ Susan J. Kropf        Director                  September 11, 1997
------------------------
Susan J. Kropf*

/s/ Robert M. McLane      Director                  September 11, 1997
------------------------
Robert M. McLane*

/s/ Charles B. McQuade    Director                  September 11, 1997
------------------------
Charles B. McQuade*

/s/ Alvin N. Puryear      Director                  September 11, 1997
------------------------
Alvin N. Puryear*

/s/ Robert P. Quinn       Director                  September 11, 1997
------------------------
Robert P. Quinn*

/s/ Edward C. Schmults    Director                  September 11, 1997
------------------------
Edward C. Schmults*

/s/ Wilfred O. Uhl        Director                  September 11, 1997
------------------------
Wilfred O. Uhl*

/s/ Robert Vizza          Director                  September 11, 1997
------------------------
Robert Vizza*

/s/ Jules Zimmerman       Director                  September 11, 1997
------------------------
Jules Zimmerman*


  *By /s/ Howard C. Bluver

SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 11, 1997.



                                    GREENPOINT CAPITAL TRUST I
                                    (Registrant)



                                    By  /s/ Mary Beth Farrell
                                      ---------------------------
                                           Mary Beth Farrell
                                           Administrator


                                    By  /s/ Robert Beck
                                      ---------------------------
                                           Robert Beck
                                           Administrator